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               [JEFFER, MANGELS, BUTLER & MARMARO LLP LETTERHEAD]






                                     October 18, 1996                 56849-0001




Jerry's Famous Deli, Inc.
12711 Ventura Boulevard
Suite 400
Studio City, California 91604

                  Re:  Registration Statement on Form S-8

Ladies and Gentlemen:

                  At your request, we have examined the Registration Statement on Form S-8 (the "Registration Statement") which Jerry's Famous Deli, Inc., a California corporation (the "Company"), proposes to file with the Securities and Exchange Commission (the "Commission").

                  The Registration Statement covers 2,000,000 shares of Common Stock, no par value, issuable under the Stock Option Plan (the "Plan"). The 2,000,000 shares of Common Stock underlying the Plan are herein referred to as the "Shares".

                  In connection with rendering this opinion, we have examined originals, or copies identified to our satisfaction as being true copies of originals, of such corporate records of the Company and other documents which we considered necessary for the purposes of this opinion.

                  In our review and examination of documents we have assumed (i) the genuineness of all signatures; (ii) the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed or photostatic copies thereof; (iii) all signatories have adequate power and authority and have taken all necessary licenses and permits to entitle them to enforce such agreements; and (iv) each person signing a document is a competent adult person not operating under any legal disability, duress or having been defrauded in the execution of documents.

                  Based upon and subject to the foregoing, it is our opinion that the Shares to be issued under the Plan have been duly authorized, and when so issued upon (i) payment therefor
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JEFFER, MANGELS, BUTLER & MARMARO LLP

Jerry's Famous Deli, Inc.
October 18, 1996
Page 2

provided pursuant to the Plan; (ii) the effectiveness of the Registration Statement; and (iii) compliance with applicable blue sky laws, will constitute legally issued, fully paid and nonassessable shares of the Common Stock of the Company.

                  We express no opinion as to compliance with the securities or "blue sky" laws of any state in which the Shares are proposed to be offered and sold or as to the effect, if any, which non-compliance with such laws might have on the validity of issuance of the Shares.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement; to the filing of this opinion in connection with such filings of applications by the Company as may be necessary to register, qualify or establish eligibility for an exemption from registration or qualification of the Shares under the blue sky laws of any state or other jurisdiction. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended or the rules and regulations of the Commission promulgated thereunder.

                  Nothing herein shall be deemed to relate to or constitute an opinion concerning any matters not specifically set forth above.

                  The opinions set forth herein are based upon the federal laws of the United States of America and the laws of the State of California, all as now in effect. We express no opinion as to whether the laws of any particular jurisdiction apply, and no opinion to the extent that the laws of any jurisdiction other than those identified above are applicable to the subject matter hereof.

                  The information set forth herein is as of the date of this letter. We disclaim any undertaking to advise you of changes which may be brought to our attention after the effective date of the Registration Statement.

                                           Very truly yours,



                                           JEFFER, MANGELS, BUTLER & MARMARO LLP